Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Announces

Second Quarter 2023 Financial Results

Reports a Strong Second Quarter with Net Investment Income of $0.38 Per Share and a 3.0% Increase in Net Asset Value to $35.68 Per Share Compared to the Prior Quarter

Announces a Distribution of $0.26 Per Share for the Third Quarter of 2023, an 18% Increase Compared to the Prior Quarter

NEW YORK, August 9, 2023 – Logan Ridge Finance Corporation (“Logan Ridge”, “LRFC”, “Company”, “we”, “us” or “our”) (Nasdaq: LRFC) announced today its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•	Reported Net Investment Income (“NII”) of $1.0 million, or $0.38 per share, which marks the Company’s fourth consecutive quarter of positive NII.

•	Net Asset Value (“NAV”) increased by $1.05 per share, or 3.0%, to $35.68 per share as of June 30, 2023 from $34.63 per share as of March 31, 2023.

•

As of June 30, 2023, our portfolio consisted of investments in 62 portfolio companies with a fair value of approximately $206.6 million. During the quarter, the Company made approximately $4.8 million of investments and had approximately $4.4 million in repayments and sales of investments, resulting in net deployment of approximately $0.4 million.

•	There were no new portfolio companies added to non-accrual status during the three months ended June 30, 2023.

•

During the six months ended June 30, 2023, the Company repurchased 14,112 of its outstanding shares, at an aggregate cost of approximately $0.3 million, under the $5.0 million share repurchase program authorized by the Board of Directors on March 6, 2023, which resulted in an increase to NAV per share of $0.08.

Subsequent Events

•	On August 8, 2023, the Company’s Board of Directors approved a third quarter distribution of $0.26 per share payable on August 31, 2023 to stockholders of record as of August 22, 2023.

•	Total distributions declared in 2023 (including the third quarter distribution) were $0.66 per share.

Management Commentary

Ted Goldthorpe, Chief Executive Officer and President of LRFC, said, “I am pleased to report another strong quarter for Logan Ridge. As the Company’s exposure to the legacy equity portfolio has continued to decline and its exposure to credits originated by the BC Partners’ Credit platform has increased, the benefit to shareholders has been clear and the Company’s financials are now telling the story for us. Notably, we reported our fourth straight quarter of positive NII, but more importantly the Company reported a 3.0% increase in NAV compared to the prior quarter. Further, our prudent investment strategy and strong financial performance allowed our Board of Directors to approve an 18% increase in the quarterly distribution to $0.26 per share compared to $0.22 per share last quarter. This is our second consecutive increase in the Company’s dividend since it was reintroduced at the beginning of the year. Finally, I’d like to highlight that we continue to be active in the market repurchasing shares under our share repurchase program, which generated $0.08 of NAV accretion for shareholders through quarter end.

Looking ahead to the back half of the year, we continue to see attractive opportunities throughout the market. Our pipeline remains strong, and the platform remains well equipped to take advantage of current market conditions.”

Selected Financial Information

•	Total investment income for the second quarter of 2023 increased by $2.0 million, to $5.3 million, compared to $3.3 million in the second quarter of 2022.

•	Total operating expenses for the second quarter of 2023 increased by $0.1 million, to $4.3 million, compared to $4.2 million for the second quarter of 2022.

•

Net investment income for the second quarter of 2023 was $1.0 million, as compared to a net investment loss of $0.9 million for the second quarter of 2022. The Company reported net investment income of $1.1 million for the first quarter of 2023.

•	Net asset value as of June 30, 2023 was $96.2 million, or $35.68 per share, as compared to $93.8 million, or $34.63 per share, as of March 31, 2023.

•	Cash and cash equivalents as of June 30, 2023 were $6.3 million, as compared to $9.3 million as of March 31, 2023.

•

The investment portfolio as of June 30, 2023 consisted of investments in 62 portfolio companies with a fair value of approximately $206.6 million. This compares to 59 portfolio companies with a fair value of approximately $203.3 million as of March 31, 2023.

•

Deployment remained strong. During the second quarter of 2023, we made approximately $4.8 million of investments and had approximately $4.4 million in repayments and sales of investments, resulting in net deployment of approximately $0.4 million for the period.

•

The debt investment portfolio as of June 30, 2023 represented 82.2% of the fair value of our total portfolio, with a weighted average annualized yield of approximately 10.8% (excluding income from non-accruals and collateralized loan obligations), compared to a debt investment portfolio of approximately 83.1% with a weighted average annualized yield of approximately 10.7% (excluding income from non-accruals and collateralized loan obligations) as of March 31, 2023. As of June 30, 2023, 16.8% of the fair value of our debt investment portfolio was bearing a fixed rate of interest, compared to 16.6% of the fair value of our debt investment portfolio as of March 31, 2023.

•

Non-Accruals: As of June 30, 2023, we had debt investments in two portfolio companies on non-accrual status with an amortized cost and fair value of $17.1 million and $11.1 million, respectively, representing 7.8% and 5.3% of the investment portfolio’s amortized cost and fair value, respectively. As of March 31, 2023, we had debt investments in two portfolio companies on non-accrual status with an aggregate amortized cost and fair value of $14.2 million and $10.0 million, respectively, representing 6.4% and 4.9% of the investment portfolio’s amortized cost and fair value, respectively.

•	Our asset coverage ratio as of June 30, 2023 was 178%.

Results of Operations

Operating results for the three and six months ended June 30, 2023 and June 30, 2022 were as follows (dollars in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Total investment income	$5,344	$3,303	$10,600	$6,641
Total expenses	4,305	4,232	8,488	8,620

Net investment income (loss)	1,039	(929)	2,112	(1,979)
Net realized (loss) gain on investments	(2,362)	15,503	(3,868)	15,466
Net change in unrealized appreciation (depreciation) on investments	4,563	(19,608)	4,346	(19,379)

Net increase (decrease) in net assets resulting from operations	$3,240	$(5,034)	$2,590	$(5,892)

Investment income

The composition of our investment income for the three and six months ended June 30, 2023, and June 30, 2022 was as follows (dollars in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Interest income	$4,907	$2,996	$9,675	$6,193
Payment-in-kind interest	319	307	783	440
Dividend income	19	—	33	—
Other income	99	—	109	8

Total investment income	$5,344	$3,303	$10,600	$6,641

Fair Value of Investments

The composition of our investments as of June 30, 2023 and December 31, 2022 at amortized cost and the fair value of investments was as follows (dollars in thousands):

As of June 30, 2023	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$144,849	66.1%	$138,045	66.8%
Second Lien Debt	8,614	4.0%	7,102	3.4%
Subordinated Debt	26,573	12.1%	24,709	12.0%
Collateralized Loan Obligations	2,440	1.1%	2,440	1.2%
Joint Venture	475	0.2%	460	0.2%
Equity	36,216	16.5%	33,833	16.4%

Total	$219,167	100.0%	$206,589	100.0%

As of December 31, 2022	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$143,047	64.9%	$136,896	67.3%
Second Lien Debt	8,283	3.8%	6,464	3.2%
Subordinated Debt	26,571	12.0%	25,851	12.7%
Collateralized Loan Obligations	6,185	2.8%	4,972	2.4%
Joint Venture	414	0.2%	403	0.2%
Equity	36,016	16.3%	29,006	14.2%

Total	$220,516	100.0%	$203,592	100.0%

Interest Rate Risk

Based on our June 30, 2023 consolidated statements of assets and liabilities, the following table shows the annual impact on net income (excluding the potential related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate securities) assuming no changes in our investment and borrowing structure (dollars in thousands):

Basis Point Change	Increase (decrease) in interest income	(Increase) decrease in interest expense	Increase (decrease) in net income
Up 300 basis points	$4,410	$(1,717)	$2,693
Up 200 basis points	2,940	(1,144)	1,796
Up 100 basis points	1,470	(572)	898
Down 100 basis points	(1,470)	572	(898)
Down 200 basis points	(2,940)	1,144	(1,796)
Down 300 basis points	$(4,332)	$1,717	$(2,615)

Conference Call and Webcast

We will hold a conference call on Thursday, August 10, 2023, at 10:00 a.m. Eastern Time to discuss second quarter 2023 financial results. Stockholders, prospective stockholders, and analysts are welcome to listen to the call or attend the webcast.

To access the conference call, please dial (646) 307-1963 approximately 10 minutes prior to the start of the call and use the conference ID 2979808. A replay of the conference call will be available from approximately 12:00 p.m. Eastern Time on August 10th through August 17th.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.loganridgefinance.com in the Investor Resources section under Events and Presentations. The webcast can also be accessed by clicking the following link: https://edge.media-server.com/mmc/p/fpdu6q7v. The online archive of the webcast will be available on the Company’s website shortly after the call.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management company that is focused on public and private debt securities in the North American market. The Company seeks to source and actively manage loans and other debt-like securities with credit-oriented characteristics. The Company actively sources, evaluates, underwrites, manages, monitors, and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm with over $40 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. Since inception, BC Partners has completed 117 private equity investments in companies with a total enterprise value of €149 billion and is currently investing its eleventh private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, NY 10022

Jason Roos

Chief Financial Officer

Jason.Roos@bcpartners.com

(212) 891-5046

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

Logan Ridge Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of June 30, 2023	As of December 31, 2022
	(unaudited)
ASSETS
Investments at fair value:
Non-control/non-affiliate investments (amortized cost of $192,331 and $191,435, respectively)	$177,424	$177,268
Affiliate investments (amortized cost of $26,836 and $29,081, respectively)	29,165	26,324

Total investments at fair value (amortized cost of $219,167 and $220,516, respectively)	206,589	203,592
Cash and cash equivalents	6,287	6,793
Interest and dividend receivable	2,013	1,578
Prepaid expenses	2,285	2,682
Other assets	6	65

Total assets	$217,180	$214,710

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $1,237 and $1,421, respectively)	48,763	48,579
2032 Convertible Notes (net of deferred financing costs and original issue discount of $1,058 and $1,117, respectively)	13,942	13,883
KeyBank Credit Facility (net of deferred financing costs of $1,153 and $1,322, respectively)	55,282	54,615
Management and incentive fees payable	946	933
Interest and financing fees payable	1,031	973
Accounts payable and accrued expenses	990	722

Total liabilities	$120,954	$119,705

Commitments and contingencies
NET ASSETS
Common stock, par value $0.01, 100,000,000 common shares authorized, 2,697,143 and 2,711,068 common shares issued and outstanding, respectively	$27	$27
Additional paid in capital	190,752	191,038
Total distributable loss	(94,553)	(96,060)

Total net assets	$96,226	$95,005

Total liabilities and net assets	$217,180	$214,710

Net asset value per share	$35.68	$35.04

Logan Ridge Finance Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
INVESTMENT INCOME
Interest income:
Non-control/non-affiliate investments	$4,773	$2,713	$9,377	$5,655
Affiliate investments	134	185	298	345
Control investments	—	98	—	193

Total interest income	4,907	2,996	9,675	6,193

Payment-in-kind interest and dividend income:
Non-control/non-affiliate investments	271	261	687 (1)	347
Affiliate investments	48	46	96	93

Total payment-in-kind interest and dividend income	319	307	783	440

Dividend income:
Affiliate investments	19	—	33	—

Total dividend income	19	—	33	—

Other income:
Non-control/non-affiliate investments	99	—	109	8

Total other income	99	—	109	8

Total investment income	5,344	3,303	10,600	6,641

EXPENSES
Interest and financing expenses	2,236	2,131	4,305	4,319
Base management fee	946	973	1,876	2,001
Directors’ expense	135	120	270	223
Administrative service fees	224	131	481	251
General and administrative expenses	764	877	1,556	1,826

Total expenses	4,305	4,232	8,488	8,620

NET INVESTMENT INCOME (LOSS)	1,039	(929)	2,112	(1,979)

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized (loss) gain on investments:
Non-control/non-affiliate investments	(2,362)	15,503	(3,868)	15,466

Net realized (loss) gain on investments	(2,362)	15,503	(3,868)	15,466
Net change in unrealized appreciation (depreciation) on investments:
Non-control/non-affiliate investments	510	(16,495)	(740)	(17,645)
Affiliate investments	4,053	174	5,086	1,477
Control investments	—	(3,287)	—	(3,211)

Net change in unrealized appreciation (depreciation) on investments	4,563	(19,608)	4,346	(19,379)

Total net realized and change in unrealized gain (loss) on investments	2,201	(4,105)	478	(3,913)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$3,240	$(5,034)	$2,590	$(5,892)

NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC	$1.20	$(1.86)	$0.96	$(2.17)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC	2,703,871	2,711,068	2,707,399	2,711,068
NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – DILUTED	$1.07	$(1.86)	$0.94	$(2.17)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – DILUTED	3,243,374	2,711,068	3,246,902	2,711,068
DISTRIBUTIONS PAID PER SHARE	$0.22	$—	$0.40	$—

(1)	During the six months ended June 30, 2023, the Company received $0.2 million of non-recurring fee income that was paid in-kind and included in this financial statement line item.